Exhibit 99.77(Q)(1)(E)(1)

AMENDED SCHEDULE A

with respect to the

AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT

between

Voya Separate Portfolios Trust

and

Voya Investments, LLC

Annual Management Fee
Series	(as a percentage of average daily net assets)

Voya Emerging Markets Corporate Debt Fund	0.95% on all assets

Voya Emerging Markets Hard Currency Debt Fund	0.75% on all assets

Voya Emerging Markets Local Currency Debt Fund	0.80% on all assets

Voya Investment Grade Credit Fund	0.50% on all assets

Voya Securitized Credit Fund	0.60% on all assets

Direct Investments[1]
0.40% on assets
Voya Target In-Retirement Fund
Underlying Funds[2]
0.10% on assets

A-1

Annual Management Fee
Series	(as a percentage of average daily net assets)

Voya Target Retirement 2020 Fund	Direct Investments[1] 0.40% on assets Underlying Funds[2] 0.10% on assets

Voya Target Retirement 2025 Fund	Direct Investments[1] 0.40% on assets Underlying Funds[2] 0.10% on assets

Voya Target Retirement 2030 Fund	Direct Investments[1] 0.40% on assets Underlying Funds[2] 0.10% on assets

Voya Target Retirement 2035 Fund	Direct Investments[1] 0.40% on assets Underlying Funds[2] 0.10% on assets

Voya Target Retirement 2040 Fund	Direct Investments[1] 0.40% on assets Underlying Funds[2] 0.10% on assets

Voya Target Retirement 2045 Fund	Direct Investments[1] 0.40% on assets Underlying Funds[2] 0.10% on assets

1 “Direct Investments” shall mean assets which are not Underlying Funds.

2 “Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds. The phrase “family of funds” shall have the same meaning as “fund complex” as defined in Item 17 of Form N-1A, as it was effect on May 1, 2015.

A-2

Annual Management Fee
Series	(as a percentage of average daily net assets)

Voya Target Retirement 2050 Fund	Direct Investments[1] 0.40% on assets Underlying Funds[2] 0.10% on assets

Voya Target Retirement 2055 Fund	Direct Investments[1] 0.40% on assets Underlying Funds[2] 0.10% on assets

Voya Target Retirement 2060 Fund	Direct Investments[1] 0.40% on assets Underlying Funds[2] 0.10% on assets

1 “Direct Investments” shall mean assets which are not Underlying Funds.

2 “Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds. The phrase “family of funds” shall have the same meaning as “fund complex” as defined in Item 17 of Form N-1A, as it was effect on May 1, 2015.

A-3